Exhibit 1

ASX Release 26 OCTOBER 2020 Level 18, 275 Kent Street Sydney, NSW, 2000 Items affecting Westpac’s Second Half 2020 results and details of changes to divisions Items affecting results Westpac today announced that its cash earnings in 2H20 will be reduced by $1,220m (after tax) arising from notable items. Statutory net profit will also be reduced by these items. The notable items include new items of $816m (after tax), combined with the previously announced additional $404m provision (after tax) for AUSTRAC matters. In aggregate, these notable items are estimated to reduce the Group’s CET1 capital ratio by 24 basis points, noting that some items have no impact on capital as they are already capital deductions. The after tax impact of notable items includes: write-down of goodwill and intangibles associated with Westpac Life Insurance Services Ltd (WLIS) and our Auto Finance business along with a write-down of capitalised software. These items total $568m after tax; an increase in the provision and costs associated with the AUSTRAC proceedings of $415m after tax. This includes the previously announced $404m in provisions associated with the court approved civil penalty and AUSTRAC’s legal costs; an increase in provisions for customer refunds, repayments, associated costs, and litigation provisions of $182m after tax; asset sales and revaluations, the net impact of which reduces cash earnings by $55m after tax. This includes the revaluation of Life insurance liabilities and a loss on the agreed sale of our vendor finance business. These items totalling $267m after tax were partly offset by a benefit after tax of $212m from a revaluation of the Group’s holding in Zip Co Limited1. Details of these items are in Appendix 1 and a summary of line item impacts can be found in Appendix 2. 1 This refers to a revaluation of Westpac’s holding in Zip Co Limited that occurred in 2H20 prior to the sale of the holding as announced on 22 October 2020. The sale of Zip Co Limited is expected to result in a pre-tax gain on sale of approximately $26m to be reflected in Westpac’s 1H21 results.

Westpac GROUP

Page 2 of 15

Changes to the presentation of Westpac Group's 2020 Full Year Financial Results

Following changes to its divisional structure earlier in the year, Westpac is also releasing details of changes to the presentation of its Full Year 2020 Results. These changes include:

- Creation of the Specialist Businesses division announced with our First Half 2020 Results. This includes moving businesses from the Consumer, Business and WIB divisions and reallocating certain centrally managed costs across divisions;
- The movement of certain SME and Business products from the Business division to the Consumer division to better reflect our new Lines of Business operating structure; and
- A revision to the classification of notable items. This change results in a minor restatement of 1H20 and FY19 notable items[2].

The impact of the revision to the definition of notable items on prior periods is included in Appendix 3 and other affected tables are in Appendix 4 attached to this disclosure.

The three changes above have no impact on the Group's cash earnings, reported net profit or balance sheet in prior periods. However, the changes do impact divisional cash earnings (and individual line items) and balance sheet items in prior periods.

We are scheduled to announce our 2020 Full Year results on Monday, 2 November 2020.

For further information:

David Lording
Group Head of Media Relations
0419 683 411

Andrew Bowden
Head of Investor Relations
0438 284 863

This document has been authorised for release by Tim Hartin, General Manager & Company Secretary.

[2] The following revisions have been made due to the reclassification of notable items: FY19 notable items have been reduced by $83m after tax for Asset sales. 1H20 notable items have been increased by $114m after tax for the write-off of deferred acquisition costs associated with the exit of Group Life insurance and the write-down of intangible assets. For total notable items in 1H20 and FY20 refer to Appendix 3.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Appendix 1 – Details of items affecting Westpac’s 2H20 3 Sale of Zip Co Limited is expected to result in a pre-tax gain on sale of approximately $26m to be reflected in Westpac’s 1H21 results.

Appendix 2 – Summary of 2H20 notable items

Appendix 3 – Summary 1H20 and FY19 notable items by new divisional structure4,5 4 Revision of 1H20 notable items refers to inclusion of Intangible write-downs and Asset sales / revaluations categories.

5 Revision of FY19 notable items refers to inclusion of the Asset sales / revaluations category.

Appendix 4 – Full Year Financial Results Template 1.3 Cash earnings results Half Year Half Year % Mov't Full Year Full Year % Mov't SeptMarch Sept 20 -SeptSept Sept 20 - $m20202020Mar 2020202019 Sept 19

Westpac GROUP

Page 8 of 15

2.0 Divisional Cash Earning Summary

Note 2. Segment reporting

Half Year Sept 2020 **$m**	**Consumer**	**Business**	**Westpac Institutional Bank**	**Westpac Zealand (A$)**	**Specialist Businesses**	**Group Businesses**	**Group**
Net interest income							
Non-interest income							
Net operating income							
Operating expenses							
Core earnings							
Impairment (charges) / benefits							
Operating profit before income tax							
Income tax expense							
Net profit							
Net profit attributable to NCI							
Cash earnings							
Add back notable items							
Cash earnings excluding notable items							
Cash earnings for the period							
Net cash earnings adjustments							
Net profit for the period attributable to owners of WBC							
Balance sheet							
Loans							
Deposits and other borrowings							

Half Year March 2020 **$m**	**Consumer**	**Business**	**Westpac Institutional Bank**	**Westpac Zealand (A$)**	**Specialist Businesses**	**Group Businesses**	**Group**
Net interest income	4,234	2,144	605	940	287	456	8,666
Non-interest income	326	311	556	167	428	(113)	1,675
Net operating income	**4,560**	**2,455**	**1,161**	**1,107**	**715**	**343**	**10,341**
Operating expenses	(2,035)	(1,068)	(619)	(516)	(420)	(1,502)	(6,160)
Core earnings	**2,525**	**1,387**	**542**	**591**	**295**	**(1,159)**	**4,181**
Impairment (charges) / benefits	(416)	(697)	(293)	(200)	(160)	(472)	(2,238)
Operating profit before income tax	**2,109**	**690**	**249**	**391**	**135**	**(1,631)**	**1,943**
Income tax (expense) / benefit	(637)	(212)	(102)	(110)	(41)	153	(949)
Net profit	**1,472**	**478**	**147**	**281**	**94**	**(1,478)**	**994**
Net profit attributable to NCI	-	-	-	-	(1)	-	(1)
Cash earnings	**1,472**	**478**	**147**	**281**	**93**	**(1,478)**	**993**
Add back notable items	20	88	-	5	102	1,184	1,399
Cash earnings excluding notable items	**1,492**	**566**	**147**	**286**	**195**	**(294)**	**2,392**
Cash earnings for the period	**1,472**	**478**	**147**	**281**	**93**	**(1,478)**	**993**
Net cash earnings adjustments	-	-	-	11	(63)	249	197
Net profit for the period attributable to owners of WBC	**1,472**	**478**	**147**	**292**	**30**	**(1,229)**	**1,190**
Balance sheet							
Loans	395,625	144,959	78,595	84,778	16,269	(548)	719,678
Deposits and other borrowings	208,427	142,175	109,977	70,725	9,625	41,991	582,920

Mov't Sept 20 - March 20 **%**	**Consumer**	**Business**	**Westpac Institutional Bank**	**Westpac Zealand (A$)**	**Specialist Businesses**	**Group Businesses**	**Group**
Net interest income							
Non-interest income							
Net operating income							
Operating expenses							
Core earnings							
Impairment (charges) / benefits							
Operating profit before income tax							
Income tax expense							
Net profit							
Net profit attributable to NCI							
Cash earnings							
Add back notable items							
Cash earnings excluding notable items							
Cash earnings for the period							
Net cash earnings adjustments							
Net profit for the period attributable to owners of WBC							
Balance sheet							
Loans							
Deposits and other borrowings							

WESTPAC BANKING CORPORATION ABN 33 007 457 141

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Westpac GROUP

Page 10 of 15

3.1 Consumer

$m	Half Year Sept 2020	Half Year March 2020	% Mov't Sept 20 - Mar 20	Full Year Sept 2020	Full Year Sept 2019	% Mov't Sept 20 - Sept 19
Net interest income		4,234			8,130	
Non-interest income		326			695	
Net operating income		**4,560**			**8,825**	
Operating expenses		(2,035)			(3,794)	
Core earnings		**2,525**			**5,031**	
Impairment charges		(416)			(582)	
Profit before income tax		**2,109**			**4,449**	
Income tax expense and NCI		(637)			(1,333)	
Cash earnings		**1,472**			**3,116**	
Add back notable items		20			33	
Cash earnings excluding notable items		**1,492**			**3,149**	
Expense to income ratio		44.63%			42.99%	
Net interest margin		2.33%			2.22%	

$bn	As at 30 Sept 2020	As at 31 March 2020	% Mov't Sept 20 - Mar 20	As at 30 Sept 2020	As at 30 Sept 2019	% Mov't Sept 20 - Sept 19
Customer deposits						
Term deposits		50.0			55.9	
Other		158.4			151.7	
Total customer deposits		**208.4**			**207.6**	
Net loans						
Mortgages		385.8			388.6	
Other		11.4			12.1	
Provisions		(1.6)			(1.4)	
Total net loans		**395.6**			**399.3**	
Deposit to loan ratio		**52.68%**			**51.99%**	
Total assets		404.3			407.0	
TCE		464.2			469.3	
Average interest earning assets		363.6			365.9	

Credit quality %	As at 30 Sept 2020	As at 31 March 2020	As at 30 Sept 2019	As at 31 March 2019
Impairment charges to average loans annualised		0.21%	0.16%	0.14%
Mortgage 90+ day delinquencies		0.94%	0.90%	0.84%
Other consumer loans 90+ day delinquencies		1.96%	1.75%	1.67%
Total stressed exposures to TCE		0.83%	0.79%	0.73%

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Westpac GROUP

Page 11 of 15

3.2 Business

$m	Half Year Sept 2020	Half Year March 2020	% Mov't Sept 20 - Mar 20	Full Year Sept 2020	Full Year Sept 2019	% Mov't Sept 20 - Sept 19
Net interest income		2,144			4,456	
Non-interest income		311			594	
Net operating income		**2,455**			**5,050**	
Operating expenses		(1,068)			(2,094)	
Core earnings		**1,387**			**2,956**	
Impairment charges		(697)			(172)	
Profit before income tax		**690**			**2,784**	
Income tax expense and NCI		(212)			(838)	
Cash earnings		**478**			**1,946**	
Add back notable items		88			220	
Cash earnings excluding notable items		**566**			**2,166**	
Expense to income ratio		43.50%			41.47%	
Net interest margin		3.05%			3.16%	

$bn	As at 30 Sept 2020	As at 31 March 2020	% Mov't Sept 20 - Mar 20	As at 30 Sept 2020	As at 30 Sept 2019	% Mov't Sept 20 - Sept 19
Customer deposits						
Term deposits		57.3			63.4	
Other		84.9			79.2	
Total customer deposits		**142.2**			**142.6**	
Net loans						
Mortgages		59.9			60.8	
Business		86.1			86.6	
Other		0.7			0.7	
Provisions		(1.7)			(1.2)	
Total net loans		**145.0**			**146.9**	
Deposit to loan ratio		**98.07%**			**97.07%**	
Total assets		150.1			151.6	
TCE		184.0			184.3	
Average interest earning assets		140.5			140.8	

Credit quality %	As at 30 Sept 2020	As at 31 March 2020	As at 30 Sept 2019	As at 31 March 2019
Impairment charges to average loans annualised		0.95%	0.20%	0.04%
Mortgage 90+ day delinquencies		0.93%	0.84%	0.72%
Other consumer loans 90+ day delinquencies		1.29%	1.38%	1.03%
Business: impaired exposures to TCE		0.71%	0.63%	0.60%
Total stressed exposures to TCE		3.07%	2.88%	2.49%

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Westpac GROUP

Page 12 of 15

3.3 Westpac Institutional Bank (WIB)

$m	Half Year Sept 2020	Half Year March 2020	% Mov't Sept 20 - Mar 20	Full Year Sept 2020	Full Year Sept 2019	% Mov't Sept 20 - Sept 19
Net interest income		605			1,337	
Non-interest income		556			1,195	
Net operating income		**1,161**			**2,532**	
Operating expenses		(619)			(1,220)	
Core earnings		**542**			**1,312**	
Impairment charges		(293)			(31)	
Profit before income tax		**249**			**1,281**	
Income tax expense and NCI		(102)			(356)	
Cash earnings		**147**			**925**	
Expense to income ratio		53.32%			48.18%	
Net interest margin		1.46%			1.59%	

$bn	As at 30 Sept 2020	As at 31 March 2020	% Mov't Sept 20 - Mar 20	As at 30 Sept 2020	As at 30 Sept 2019	% Mov't Sept 20 - Sept 19
Customer deposits		110.0			99.0	
Net loans						
Loans		79.0			73.8	
Provisions		(0.4)			(0.2)	
Total net loans		**78.6**			**73.6**	
Deposit to loan ratio		**139.95%**			**134.51%**	
Total assets		109.4			95.0	
TCE		172.7			172.6	
Average interest earning assets		82.9			84.2	
Impairment charges to average loans annualised		0.80%			0.04%	
Impaired exposures to TCE		0.15%			0.06%	
Total stressed exposures to TCE		1.09%			0.59%	

Revenue contribution $m	Half Year Sept 2020	Half Year March 2020	% Mov't Sept 20 - Mar 20	Full Year Sept 2020	Full Year Sept 2019	% Mov't Sept 20 - Sept 19
Lending and deposit revenue		707			1,522	
Markets, sales and fee income		389			817	
Total customer revenue		**1,096**			**2,339**	
Derivative valuation adjustments		(93)			(64)	
Trading revenue		174			241	
Other		(16)			16	
Total WIB revenue		**1,161**			**2,532**	

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Page 13 of 15

3.4 Westpac New Zealand

NZ$m	Half Year Sept 2020	Half Year March 2020	% Mov't Sept 20 - Mar 20	Full Year Sept 2020	Full Year Sept 2019	% Mov't Sept 20 - Sept 19
Net interest income		987			1,967	
Non-interest income		175			448	
Net operating income		**1,162**			**2,415**	
Operating expenses		(541)			(993)	
Core earnings		**621**			**1,422**	
Impairment (charges) / benefits		(211)			10	
Profit before income tax		**410**			**1,432**	
Income tax expense and NCI		(115)			(390)	
Cash earnings		**295**			**1,042**	
Add back notable items		5			(16)	
Cash earnings excluding notable items		**300**			**1,026**	
Expense to income ratio		46.56%			41.12%	
Net interest margin		2.06%			2.16%	

NZ$bn	As at 30 Sept 2020	As at 31 March 2020	% Mov't Sept 20 - Mar 20	As at 30 Sept 2020	As at 30 Sept 2019	% Mov't Sept 20 - Sept 19
Customer deposits						
Term deposits		32.8			33.5	
Other		36.3			31.0	
Total customer deposits		**69.1**			**64.5**	
Net loans						
Mortgages		53.3			51.5	
Business		32.5			31.1	
Other		1.7			1.9	
Provisions		(0.5)			(0.3)	
Total net loans		**87.0**			**84.2**	
Deposit to loan ratio		**79.43%**			**76.60%**	
Total assets		105.0			97.1	
TCE		125.1			117.3	
Third party liquid assets		14.4			10.3	
Average interest earning assets		95.8			91.1	
Total funds		10.9			11.5	

Credit quality %	As at 30 Sept 2020	As at 31 March 2020	As at 30 Sept 2019	As at 31 March 2019
Impairment charges/(benefits) to average loans annualised		0.49%	(0.06%)	0.03%
Mortgage 90+ day delinquencies		0.27%	0.13%	0.14%
Other consumer loans 90+ day delinquencies		1.59%	0.82%	1.02%
Impaired exposures to TCE		0.17%	0.08%	0.13%
Total stressed exposures to TCE		1.64%	1.66%	1.57%

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Westpac GROUP

Page 14 of 15

3.5 Specialist Businesses

$m	Half Year Sept 2020	Half Year March 2020	% Mov't Sept 20 - Mar 20	Full Year Sept 2020	Full Year Sept 2019	% Mov't Sept 20 - Sept 19
Net interest income		287			555	
Non-interest income		428			1,412	
Net operating income		**715**			**1,967**	
Operating expenses		(420)			(847)	
Core earnings		**295**			**1,120**	
Impairment charges		(160)			(111)	
Profit before income tax		**135**			**1,009**	
Income tax expense and NCI		(42)			(297)	
Cash earnings		**93**			**712**	
Add back notable items		102			47	
Cash earnings excluding notable items		**195**			**759**	
Expense to income ratio		58.74%			43.06%	

$bn	As at 30 Sept 2020	As at 31 March 2020	% Mov't Sept 20 - Mar 20	As at 30 Sept 2020	As at 30 Sept 2019	% Mov't Sept 20 - Sept 19
Deposits		9.6			9.3	
Net loans						
Loans		16.7			17.5	
Provisions		(0.4)			(0.3)	
Total net loans		**16.3**			**17.2**	
Deposit to loan ratio		58.90%			54.07%	
Total funds		179.1			207.2	
TCE		20.6			21.9	
Average funds		203.8			196.3	

Cash earnings excluding notable items $m	Half Year Sept 2020	Half Year March 2020	% Mov't Sept 20 - Mar 20	Full Year Sept 2020	Full Year Sept 2019	% Mov't Sept 20 - Sept 19
Banking		34			166	
Insurance		32			261	
Superannuation, platforms and investments		129			332	
Total cash earnings (ex notable items)		**195**			**759**	

Insurance key metrics	Half Year Sept 2020	Half Year March 2020	% Mov't Sept 20 - Mar 20	Full Year Sept 2020	Full Year Sept 2019	% Mov't Sept 20 - Sept 19
Life Insurance in-force premiums ($m)						
Life insurance in-force premiums at start of period		1,212			1,277	
Sales / New Business		67			88	
Lapses		(71)			(153)	
Life insurance in-force premiums at end of period		**1,208**			**1,212**	
Claims ratios for the Insurance Business (%)						
Life insurance		54%			51%	
General insurance		107%			62%	
Lenders mortgage insurance		15%			20%	
Gross written premiums ($m)						
General insurance		273			538	
Lenders mortgage insurance		89			160	

$bn	As at 30 Sept 2020	Inflows	Outflows	Net Flows	Other Mov't	As at 30 Sept 2019	% Mov't Sept 20 - Sept 19	As at 31 March 2020	% Mov't Sept 20 - Mar 20
Superannuation						40.6		35.3	
Platforms						123.0		105.0	
Packaged funds						43.6		38.8	
Total funds						**207.2**		**179.1**	

WESTPAC BANKING CORPORATION ABN 33 007 457 141

Westpac GROUP
Page 15 of 15

3.6 Group Businesses

$m	Half Year Sept 2020	Half Year March 2020	% Mov't Sept 20 - Mar 20	Full Year Sept 2020	Full Year Sept 2019	% Mov't Sept 20 - Sept 19
Net interest income		456			615	
Non-interest income		(113)			(617)	
Net operating income		**343**			**(2)**	
Operating expenses		(1,502)			(1,137)	
Core earnings		**(1,159)**			**(1,139)**	
Impairment (charges) / benefits		(472)			92	
Profit/(loss) before income tax		**(1,631)**			**(1,047)**	
Income tax benefit and NCI		153			212	
Cash earnings		**(1,478)**			**(835)**	
Add back notable items						
Costs associated with AUSTRAC proceedings including a provision for a potential penalty		1,027			-	
Estimated customer refunds, payments, associated costs and litigation		157			590	
Wealth restructuring		-			172	
Cash earnings excluding notable items		**(294)**			**(73)**	

Treasury $m	Half Year Sept 2020	Half Year March 2020	% Mov't Sept 20 - Mar 20	Full Year Sept 2020	Full Year Sept 2019	% Mov't Sept 20 - Sept 19
Net interest income		429			512	
Non-interest income		(1)			5	
Net operating income		**428**			**517**	
Cash earnings		**273**			**315**	

Treasury Value at Risk (VaR) $m	Average	High	Low
Half Year September 2020			
Half Year March 2020	46.3	176.7	33.7
Half Year September 2019	35.1	41.1	28.6

WESTPAC BANKING CORPORATION ABN 33 007 457 141